Exhibit 99.1

WORTHINGTON ARMSTRONG VENTURE

Consolidated Financial Statements

December 31, 2013 and 2012

(With Independent Auditors’ Report Thereon)

WORTHINGTON ARMSTRONG VENTURE

Independent Auditors’ Report

The Board of Directors
Worthington Armstrong Venture:

We have audited the accompanying consolidated financial statements of Worthington Armstrong Venture and its subsidiaries, which comprise the consolidated balance sheets as of December 31, 2013 and 2012, and the related consolidated statements of income and comprehensive income, partners’ deficit, and cash flows for each of the years in the three-year period ended December 31, 2013, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

KPMG LLP is a Delaware limited liability partnership,
the U.S. member firm of KPMG International Cooperative
(“KPMG International”), a Swiss entity.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly in all material respects, the financial position of Worthington Armstrong Venture and its subsidiaries as of December 31, 2013 and 2012, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2013 in accordance with U.S. generally accepted accounting principles.

Philadelphia, Pennsylvania
February 17, 2014

WORTHINGTON ARMSTRONG VENTURE
Consolidated Balance Sheets
December 31, 2013 and 2012
(Dollar amounts in thousands)
Assets	2013	2012
Current assets:
Cash and cash equivalents	$45,792	38,498
Short-term investments	3,493	—
Accounts receivable, net	34,532	35,617
Receivables from affiliates	—	2,553
Inventory, net	37,045	35,716
Other current assets	1,712	958
Total current assets	122,574	113,342
Property, plant, and equipment, net	36,608	35,417
Goodwill	2,716	2,075
Other assets	1,421	986
Total assets	$163,319	151,820
Liabilities and Partners’ Deficit
Current liabilities:
Accounts payable	$17,467	16,544
Accounts payable to affiliates	1,835	—
Accrued expenses	8,062	7,254
Taxes payable	1,003	1,091
Total current liabilities	28,367	24,889
Long-term liabilities:
Deferred income taxes	275	524
Long-term debt	238,500	238,000
Other long-term liabilities	2,141	4,673
Total long-term liabilities	240,916	243,197
Total liabilities	269,283	268,086
Partners’ deficit:
Contributed capital	—	—
Accumulated deficit	(105,927)	(113,329)
Accumulated other comprehensive loss	(37)	(2,937)
Total partners’ deficit	(105,964)	(116,266)
Total liabilities and partners’ deficit	$163,319	151,820

See accompanying notes to consolidated financial statements.

WORTHINGTON ARMSTRONG VENTURE
Consolidated Statements of Income and Comprehensive Income
Years ended December 31, 2013, 2012, and 2011
(Dollar amounts in thousands)
	2013	2012	2011
Net sales	$381,798	368,035	367,177
Cost of sales	(208,924)	(204,365)	(211,472)
Gross margin	172,874	163,670	155,705
Selling, general, and administrative expenses	(30,920)	(29,120)	(28,157)
	141,954	134,550	127,548
Other expense	(631)	(428)	(133)
Interest income	631	689	620
Interest expense	(6,321)	(6,392)	(1,319)
Income before income tax expense	135,633	128,419	126,716
Income tax expense	(3,231)	(2,913)	(2,991)
Net income	132,402	125,506	123,725
Other comprehensive income (loss), net of tax:
Change in pension plan	1,369	(87)	(919)
Change in cash flow hedge	165	—	—
Foreign currency adjustments	1,366	853	(1,379)
Total other comprehensive income
(loss)	2,900	766	(2,298)
Total comprehensive income	$135,302	126,272	121,427

See accompanying notes to consolidated financial statements.

WORTHINGTON ARMSTRONG VENTURE
Consolidated Statements of Partners’ Deficit
Years ended December 31, 2013, 2012, and 2011
(Dollar amounts in thousands)
	Contributed capital
		The		Accumulated
	Armstrong	Worthington		other	Total
	Ventures,	Steel	Accumulated	comprehensive	partners’
	Inc.	Company	deficit	income (loss)	deficit
Balance, December 31, 2010	$—	—	(27,060)	(1,405)	(28,465)
Net income	—	—	123,725	—	123,725
Distributions	—	—	(207,500)	—	(207,500)
Change in pension plan	—	—	—	(919)	(919)
Foreign currency translation adjustments	—	—	—	(1,379)	(1,379)
Balance, December 31, 2011	—	—	(110,835)	(3,703)	(114,538)
Net income	—	—	125,506	—	125,506
Distributions	—	—	(128,000)	—	(128,000)
Change in pension plan	—	—	—	(87)	(87)
Foreign currency translation adjustments	—	—	—	853	853
Balance, December 31, 2012	—	—	(113,329)	(2,937)	(116,266)
Net income	—	—	132,402	—	132,402
Distributions	—	—	(125,000)	—	(125,000)
Change in pension plan	—	—	—	1,369	1,369
Change in cash flow hedge	—	—	—	165	165
Foreign currency translation adjustments	—	—	—	1,366	1,366
Balance, December 31, 2013	$—	—	(105,927)	(37)	(105,964)
See accompanying notes to consolidated financial statements.

WORTHINGTON ARMSTRONG VENTURE
Consolidated Statements of Cash Flows
Years ended December 31, 2013, 2012, and 2011
(Dollar amounts in thousands)
	2013	2012	2011
Cash flows from operating activities:
Net income	$132,402	125,506	123,725
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	5,007	4,006	4,057
Deferred income taxes	249	281	292
Changes in assets and liabilities:
Change in accounts receivable	2,975	(5,333)	(2,024)
Change in inventory	(1,159)	3,351	(3,831)
Change in accounts payable and accrued
expenses	3,247	1,297	2,121
Other	(1,750)	(408)	(1,007)
Net cash provided by operating
activities	140,971	128,700	123,333
Cash flows from investing activities:
Purchases of property, plant, and equipment	(7,390)	(6,628)	(4,331)
Sale of property, plant, and equipment	1,359	70	161
Short-term investments	(3,493)	—	—
Acquisition of business, net of cash acquired	(205)	—	—
Net cash used in investing activities	(9,729)	(6,558)	(4,170)
Cash flows from financing activities:
Proceeds from revolving credit facility	141,000	139,500	187,000
Issuance of long-term debt	50,000	—	50,000
Repayment of revolving line of credit	(190,500)	(138,500)	(150,000)
Financing cost	(863)	—	(1,189)
Distributions paid	(125,000)	(128,000)	(207,500)
Net cash used in financing activities	(125,363)	(127,000)	(121,689)
Effect of exchange rate changes on cash and cash
equivalents	1,415	811	(462)
Net increase (decrease) in cash and
cash equivalents	7,294	(4,047)	(2,988)
Cash and cash equivalents at beginning of year	38,498	42,545	45,533
Cash and cash equivalents at end of year	$45,792	38,498	42,545
Supplemental disclosures:
Interest paid	$5,421	6,309	1,131
Income taxes paid	2,369	2,760	3,094
See accompanying notes to consolidated financial statements.

WORTHINGTON ARMSTRONG VENTURE
Notes to Consolidated Financial Statements
December 31, 2013 and 2012
(Dollar amounts in thousands)

(1)	Description of Business

Worthington Armstrong Venture (the Company) is a general partnership, formed in June 1992, between Armstrong Ventures, Inc. (Armstrong), a subsidiary of Armstrong World Industries, Inc., and The Worthington Steel Company (Worthington), a Delaware corporation (a subsidiary of Worthington Industries, Inc.). Its business is to manufacture and market suspension systems for commercial and residential ceiling markets throughout the world. The Company has manufacturing plants located in the United States, France, Spain, the United Kingdom, the People’s Republic of China, and India.

The Company closed its manufacturing plant in Spain during 2013 transferring its production capabilities to other European locations. The total cost of the plant closure was $3,934 which included $2,009 severance pay, $1,278 capital and inventory obsolescence, and $647 other closing related costs. All closing costs were incurred and expensed during 2013 and recorded in cost of goods sold.

(2)	Summary of Significant Accounting Policies

(a)	Use of Estimates

These consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP) and include management estimates and judgments, where appropriate. Actual results could differ from those estimates. Significant items subject to such estimates and assumptions include the carrying amount of property, plant, and equipment and goodwill, valuation allowances for receivables and inventories, valuation of derivatives, and assets and obligations related to employee benefits.

The consolidated financial statements include the accounts of the Company and its subsidiaries. All significant intercompany transactions have been eliminated.

(b)	Revenue Recognition

The Company recognizes revenue from the sale of products when title transfers, generally on the date of shipment and collection of the relevant receivable is probable. At the time of shipment, a provision is made for estimated applicable discounts and losses that reduce revenue. Sales with independent U.S. distributors of products to major home center retailers are recorded when the products are shipped from the distributor’s locations to these retailers.

Sales taxes collected from customers and remitted to governmental authorities are accounted for on a net basis and, therefore, are excluded from revenues in the consolidated statements of income and comprehensive income.

(Continued)

WORTHINGTON ARMSTRONG VENTURE
Notes to Consolidated Financial Statements
December 31, 2013 and 2012
(Dollar amounts in thousands)

(c)	Derivative Instruments and Hedging Activities

The Company recognizes all derivative instruments as either assets or liabilities in the balance sheet at their respective fair values. For derivatives designated in hedging relationships, changes in the fair value are recognized in accumulated other comprehensive income, to the extent the derivative is effective at offsetting the changes in cash flows being hedged until the hedged item affects earnings. For derivatives not designated as hedges or that do not meet the criteria for hedge accounting, all changes in fair value are recorded immediately to profit or loss.

(d)	Advertising Costs

The Company recognizes advertising expense as incurred. Advertising expense was $940, $951, and $744 for the years ended December 31, 2013, 2012, and 2011, respectively.

(e)	Research and Development Expenditures

The Company recognizes research and development expense as expenditures are incurred. Total research and development expense was $3,811, $3,185, and $3,276 for the years ended December 31, 2013, 2012, and 2011, respectively.

(f)	Taxes

The Company is a general partnership in the United States, and accordingly, generally, U.S. federal and state income taxes are the responsibility of the two general partners. Deferred income tax assets and liabilities are recognized for foreign subsidiaries for taxes estimated to be payable in future years based upon differences between the financial reporting and tax bases of assets and liabilities. Deferred tax assets and liabilities are determined using enacted rates expected to apply to taxable income in the years the temporary differences are expected to be recovered or settled. The Company recognizes the effect of uncertain income tax positions only if those positions are more likely than not of being sustained. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs.

(g)	Cash and Cash Equivalents

Short-term cash investments that have original maturities of three months or less when purchased are considered to be cash equivalents.

(h)	Trade Accounts Receivable

Trade accounts receivable are recorded at the invoiced amount and do not bear interest. The Company maintains an allowance for doubtful accounts for estimated losses inherent in its accounts receivable portfolio. In establishing the required allowance, management considers historical losses, current receivables aging, and existing industry and national economic data. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. The Company does not have any off-balance-sheet credit exposure related to its customers.

(Continued)

WORTHINGTON ARMSTRONG VENTURE
Notes to Consolidated Financial Statements
December 31, 2013 and 2012
(Dollar amounts in thousands)

(i)	Inventories

Inventories are valued at the lower of cost or market. Cost is determined on the first-in, first-out method.

(j)	Long-Lived Assets

Property, plant, and equipment are stated at cost, with accumulated depreciation and amortization deducted to arrive at net book value. Depreciation charges are determined generally on the straight-line basis over the useful lives as follows: buildings, 30 years; machinery and equipment, 5 to 15 years; and leasehold improvements over the shorter of 10 years or the life of the lease. Impairment losses are recorded when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets’ carrying amount. If an impairment exists, the asset is reduced to fair value.

(k)	Goodwill

Goodwill represents the excess of the aggregate purchase price over the fair value of the net assets acquired in a purchase business combination. Goodwill is tested for impairment at least annually. The impairment tests performed in 2013, 2012, and 2011 did not result in an impairment of the Company’s goodwill.

(l)	Foreign Currency Translation and Transactions

For subsidiaries with functional currencies other than the U.S. dollar, income statement items are translated into dollars at average exchange rates throughout the year and balance sheet items are translated at year-end exchange rates. Gains or losses on foreign currency transactions are recognized in other income, net in the accompanying consolidated statements of income. Gains and losses on foreign currency translation are recognized in accumulated other comprehensive income in the accompanying consolidated balance sheets.

(3)	Accounts Receivable

The Company sells its products to select, preapproved customers whose businesses are directly affected by changes in economic and market conditions. The Company considers these factors and the financial condition of each customer when establishing its allowance for losses from doubtful accounts. The allowance for doubtful accounts was $679 and $946, at December 31, 2013 and 2012, respectively.

(4)	Inventory

	2013	2012
Finished goods	$14,018	13,900
Goods in process	24	50
Raw materials	19,098	17,820
Supplies	3,905	3,946
Total inventory, net of reserves	$37,045	35,716

(Continued)

WORTHINGTON ARMSTRONG VENTURE
Notes to Consolidated Financial Statements
December 31, 2013 and 2012
(Dollar amounts in thousands)

(5)	Derivative Instruments and Hedging Activities

The Company uses an interest rate swap to manage its exposure related to changes in interest rates on its variable-rate private placement note and uses derivative instruments to manage its exposure to steel price fluctuations.

The private placement note through New York Life Insurance Company is variable-rate London Interbank Offered Rate (LIBOR) debt. The debt obligations expose the Company to variability in interest payments due to changes in interest rates. On July 16, 2013, the Company entered into LIBOR-based interest rate swap agreement to manage fluctuations in cash flows resulting from changes in the benchmark interest rate of LIBOR. The swap changes the variable-rate cash flow exposure on the private placement note to fixed cash flows. Under the terms of the interest rate swap, the Company receives LIBOR-based variable interest rate payments and makes fixed interest rate payments, thereby creating the equivalent of fixed-rate debt for the notional amount of its debt hedged. The swap has a notional amount of $50,000 maturing in July 2020, under the terms of which we pay a fixed rate of 2.136% and receive 1-month LIBOR. This swap is designed as a cash flow hedge.

In 2013, the Company entered into contracts with Worthington as the counterparty to manage the price risk associated with fluctuations in market prices for steel. These contracts do not meet the requirements to qualify for hedge accounting. Accordingly, the steel derivatives are adjusted to current fair value at the end of each period through earnings. As of December 31, 2013, the Company had outstanding steel derivatives of 4,800 tons with a notional value of $3,077. The gain on the steel derivatives recognized in earnings within cost of goods sold for the year ended December 31, 2013 was $10.

(Continued)

WORTHINGTON ARMSTRONG VENTURE
Notes to Consolidated Financial Statements
December 31, 2013 and 2012
(Dollar amounts in thousands)

The fair values of derivative instruments held as of December 31, 2013 and 2012 are as follows:

	Asset derivatives
	2013		2012
	B/S Location	Fair value	B/S Location	Fair value
Derivatives designated as hedging
instruments:
Interest contract	Other assets	$165	Other assets	$—
Total derivatives
designated as hedging instruments		165		—
Derivatives not designated as
hedging instruments:
Steel derivatives	Other current		Other current
	assets	10	assets	—
Total derivatives not
designated as hedging instruments		10		—
Total derivatives		$175		$—

As of December 31, 2013, the amount of gain recognized in accumulated other comprehensive income was $165.

(6)	Property, Plant, and Equipment

	2013	2012
Land	$1,780	1,806
Buildings	17,353	16,903
Machinery and equipment	75,253	76,625
Computer software	1,234	1,005
Construction in process	5,542	4,956
	101,162	101,295
Accumulated depreciation and amortization	(64,554)	(65,878)
Total property, plant, and equipment, net	$36,608	35,417

Depreciation and amortization expense was $5,007, $4,006, and $4,057 for the years ended December 31, 2013, 2012, and 2011, respectively.

(Continued)

WORTHINGTON ARMSTRONG VENTURE
Notes to Consolidated Financial Statements
December 31, 2013 and 2012
(Dollar amounts in thousands)

(7)	Goodwill

Goodwill increased $641 during the year with $560 related to a European acquisition. Foreign currency translation impact increased (decreased) goodwill by $81, $45, and $(23) during 2013, 2012, and 2011, respectively.

(8)	Fair Value of Financial Instruments

The Company does not hold or issue financial instruments for trading purposes.

The carrying amounts of cash and cash equivalents, short-term investments, accounts receivable, and accounts payable approximate their fair value due to the short-term maturity of these instruments. The carrying value and estimated fair value of debt was $238,500 and $234,500, respectively, at December 31, 2013. The carrying value and estimated fair value of debt was $238,000 and $241,700, respectively, at December 31, 2012.

The fair value of the Company’s debt is based on the amount of future cash flows discounted using rates the Company would currently be able to realize for similar instruments of comparable maturity.

Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants at the measurement date. U.S. GAAP establishes a three-level fair value hierarchy that prioritizes the inputs used to measure fair value. The three levels of inputs used to measure fair value are as follows:

Level 1 – Quoted prices in active markets for identical assets or liabilities.

Level 2 – Observable inputs other than quoted prices included in Level 1, such as quoted prices for similar assets and liabilities in active markets; quoted prices for identical or similar assets and liabilities in markets that are not active; or other inputs that are observable or can be corroborated by observable market data.

Level 3 – Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. This includes certain pricing models, discounted cash flow methodologies, and similar techniques that use significant unobservable inputs.

Assets measured at fair value on a recurring basis are summarized below:

	Quoted active markets
	(Level 1)
	2013	2012
Assets:
Money market investments (included within cash and cash
equivalents)	$16,024	18,363
Short-term investments	3,493	—
	$19,517	18,363

(Continued)

WORTHINGTON ARMSTRONG VENTURE
Notes to Consolidated Financial Statements
December 31, 2013 and 2012
(Dollar amounts in thousands)

The Company’s derivatives are valued using Level 2 inputs. The fair values are disclosed in note 5. The Company does not have any significant financial or nonfinancial assets or liabilities that are valued using Level 3 inputs.

(9)	Debt

The Company had a $225,000 revolving credit facility (Facility) with PNC Bank and other lenders that was due to expire in December 2014. As of December 31, 2012, there was $188,000 outstanding under the Facility. On July 1, 2013, the Company reduced the borrowing capacity of the Facility by $50,000 in conjunction with the issuance of private placement floating rate debt as discussed below. On October 24, 2013, the Company refinanced the Facility with PNC Bank and other lenders increasing the size of the revolver from $175,000 to $200,000 and extending the terms to October 24, 2018. As of December 31, 2013 and 2012, there was $138,500 and $188,000, respectively, outstanding under the Facility. The Company can borrow at rates with a range over LIBOR of 1.125% to 1.75%, depending on the Company’s leverage ratio, as defined by the terms of the Facility. As of December 31, 2013 and 2012, the rate was 1.42% and 1.96%, respectively.

On July 1, 2013, the Company issued $50,000 of private placement floating rate debt through New York Life Insurance Company. The 7-year notes (NY Life Notes) mature on July 1, 2020. The NY Life Notes bear interest at a rate of 1-month LIBOR plus a spread of 150bps. At December 31, 2013, there was $50,000 outstanding on the 7-year notes.

On December 23, 2011, the Company issued $50,000 of 10-year private placement notes (Prudential Notes) with Prudential Insurance Company that mature in December 2021. At December 31, 2013 and 2012, there was $50,000 outstanding on the 10-year notes. The Prudential Notes bear interest at 4.9% that is paid on a quarterly basis.

The debt agreements contain certain restrictive financial covenants, including, among others, interest coverage and leverage ratios. The Company was in compliance with its covenants during the years ended and as of December 31, 2013 and 2012.

(10)	Pension Benefit Programs

The Company contributes to the Worthington Industries Deferred Profit Sharing Plan for eligible U.S. employees. Costs for this plan were $1,160, $1,106, and $1,053 for 2013, 2012, and 2011, respectively.

The Company contributes to government-related pension programs in a number of foreign countries. The cost for these plans amounted to $514, $488, and $415 for 2013, 2012, and 2011, respectively.

The Company also has a U.S. defined-benefit pension plan for eligible hourly employees that worked in its former manufacturing plant located in Malvern, Pennsylvania. This plan was curtailed in January 2004 due to the consolidation of the Company’s East Coast operations, which eliminated the expected future years of service for participants in the plan.

(Continued)

WORTHINGTON ARMSTRONG VENTURE
Notes to Consolidated Financial Statements
December 31, 2013 and 2012
(Dollar amounts in thousands)

The following tables set forth the defined-benefit pension plan’s benefit obligations, fair value of plan assets, and funded status at December 31, 2013 and 2012:

	Quoted active markets
	(Level 1)
	2013	2012
Assets:
Money market investments (included within cash and cash
equivalents)	$16,024	18,363
Short-term investments	3,493	—
	$19,517	18,363

	2013	2012
Projected benefit obligation at beginning of year	$10,157	9,917
Interest cost	438	422
Actuarial (gain) loss	(38)	459
Benefits paid	(650)	(641)
Projected benefit obligation at end of year	$9,907	10,157

Amounts recognized in accumulated other comprehensive loss represent unrecognized net actuarial losses.

The components of net periodic benefit cost (benefit) are as follows:

	2013	2012	2011
Interest cost	$438	422	468
Expected return on plan assets	(507)	(438)	(399)
Recognized net actuarial loss	357	302	264
Net periodic benefit cost	$288	286	333

The accumulated benefit obligation for the U.S. defined-benefit pension plan was $9,907 and $10,157 at December 31, 2013 and 2012, respectively.

The unrecognized net loss for the defined-benefit pension plan that will be amortized from accumulated other comprehensive income into net periodic benefit cost over the next fiscal year is $150.

(Continued)

WORTHINGTON ARMSTRONG VENTURE
Notes to Consolidated Financial Statements
December 31, 2013 and 2012
(Dollar amounts in thousands)

Weighted average assumptions used to determine benefit obligations for the years ended and as of December 31, 2013 and 2012 are as follows:

	2013	2012
Weighted average assumptions for the year ended December 31:
Discount rate	4.00%	4.40%
Expected long-term rate of return on plan assets	7.25	8.00
Weighted average assumptions as of December 31:
Discount rate	4.95%	4.00%
Expected long-term rate of return on plan assets	7.25	7.25

Pension plan assets are required to be disclosed at fair value in the consolidated financial statements. Fair value is defined in note 7 – Fair Value of Financial Instruments.

The U.S. defined-benefit pension plan assets’ fair value measurement level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. Valuation techniques used need to maximize the use of observable inputs and minimize the use of unobservable inputs.

The following tables set forth by level within the fair value hierarchy a summary of the plan’s assets measured at fair value on a recurring basis as of December 31, 2013 and 2012, respectively:

		2013
		Fair value based on
		Quoted active	Observable
		markets	inputs
	Fair value	(Level 1)	(Level 2)
Investment:
Cash and money market funds	$925	925	—
Corporate bonds	847	—	847
U.S. government and agency issues	552	—	552
Common stocks	6,228	6,228	—
	$8,552	7,153	1,399

(Continued)

WORTHINGTON ARMSTRONG VENTURE
Notes to Consolidated Financial Statements
December 31, 2013 and 2012
(Dollar amounts in thousands)

		2012
		Fair value based on
		Quoted active	Observable
		markets	inputs
	Fair value	(Level 1)	(Level 2)
Investment:
Cash and money market funds	$747	747	—
Corporate bonds	751	—	751
U.S. government and agency issues	588	—	588
Common stocks	4,729	4,729	—
	$6,815	5,476	1,339

Following is a description of the valuation methodologies used for assets measured at fair value. There have been no changes in the methodologies used at December 31, 2013 and 2012.

Cash: Consists of cash and cash equivalents. The carrying amounts of cash and cash equivalents approximate fair value due to the short-term maturity of these instruments.

Money market funds: The money market investment consists of an institutional investor money market fund, valued at the fund’s net asset value (NAV), which is normally calculated at the close of business daily. The fund’s assets are valued as of this time for the purpose of computing the fund’s NAV.

Corporate bonds and U.S. government and agency issues: Consist of investments in individual corporate bonds or government bonds. These bonds are each individually valued using a yield curve model, based on observable inputs, which may also incorporate available trade and bid/ask spread data where available.

Common stocks: Consist of investments in common stocks that are valued at the closing price reported on the active market on which the individual security is traded.

In developing the 7.25% expected long-term rate of return assumption, the Company considered its historical returns and reviewed asset class return expectations and long-term inflation assumptions.

The primary investment objective of the defined-benefit pension plan is to achieve long-term growth of capital in excess of 7.25% annually, exclusive of contributions or withdrawals. This objective is to be achieved through a balanced portfolio comprising equities, fixed income, and cash investments.

(Continued)

WORTHINGTON ARMSTRONG VENTURE
Notes to Consolidated Financial Statements
December 31, 2013 and 2012
(Dollar amounts in thousands)

Each asset class utilized by the defined-benefit pension plan has a targeted percentage. The following table shows the asset allocation target and the December 31, 2013 and 2012 position:

		Position at December 31
	Target weight	2013	2012
Equity securities	65%	73%	69%
Fixed income securities	35	16	20
Cash and equivalents	—	11	11

The Company made contributions of $906, $1,096, and $632 to the U.S. defined-benefit pension plan in 2013, 2012, and 2011, respectively. The Company expects to contribute $692 to the plan in 2014.

The benefits expected to be paid in each of the next five years and in the aggregate for the five years thereafter are shown in the following table:

Expected future payments for the year(s)
ending December 31:
2014	$645
2015	640
2016	625
2017	615
2018	620
2019 - 2023	3,250

The expected benefits are based on the same assumptions used to measure the Company’s benefit obligation at December 31, 2013.

(11)	Income Taxes

The Company is a general partnership in the United States, and accordingly, generally, U.S. federal and state income taxes are the responsibility of the two general partners. Therefore, no income tax provision has been recorded on U.S. income. There are no significant differences between the statutory income tax rates in foreign countries where the Company operates and the income tax provision recorded in the income statements. No deferred taxes, including withholding taxes, have been provided on the unremitted earnings of foreign subsidiaries as the Company’s intention is to invest these earnings permanently.

Deferred tax balances recorded on the balance sheets relate primarily to depreciation, deductible goodwill, and accrued expenses. In 2013, the provision for income tax expense was $3,231 comprising $3,295 current and $(64) deferred. In 2012, the provision for income tax expense was $2,913 comprising $2,784 current and $129 deferred. In 2011, the provision for income tax expense was $2,991 comprising $2,870 current and $121 deferred.

The Company is open for tax examination by foreign taxing authorities for various jurisdictions from 2007–2012. There is no reserve related to these tax years.

(Continued)

WORTHINGTON ARMSTRONG VENTURE
Notes to Consolidated Financial Statements
December 31, 2013 and 2012
(Dollar amounts in thousands)

(12)	Leases

The Company rents certain real estate and equipment. Several leases include options for renewal or purchase and contain clauses for payment of real estate taxes and insurance. In most cases, management expects that in the normal course of business, leases will be renewed or replaced by other leases. Minimum rent payments under operating leases are recognized on a straight-line basis over the term of the lease including any periods of free rent. Rent expense during 2013, 2012, and 2011 amounted to $2,835, $2,521, and $2,393, respectively.

Future minimum payments by year and in the aggregate for operating leases having noncancelable lease terms in excess of one year are as follows:

Year:
2014	$2,548
2015	2,476
2016	2,318
2017	2,267
2018	2,240
Thereafter	6,040
Total	$17,889

(13)	Accumulated Other Comprehensive Income

The balances for accumulated other comprehensive income are as follows:

	2013	2012
Foreign currency translation	$3,840	2,474
Cash flow hedge	165	—
Pension plan	(4,042)	(5,411)
Total accumulated other comprehensive loss	$(37)	(2,937)

(14)	Related Parties

Armstrong provides certain selling, promotional, and administrative processing services to the Company for which it receives reimbursement. Armstrong purchases grid products from the Company, which are then resold along with Armstrong inventory to the customer. In 2013, the Company sold $820 of equipment and materials to Armstrong at their net book value, and no gain or loss was recognized on transactions.

	2013	2012	2011
Services provided by Armstrong	$14,892	14,575	14,998
Sales to Armstrong	88,851	89,299	93,043

(Continued)

WORTHINGTON ARMSTRONG VENTURE
Notes to Consolidated Financial Statements
December 31, 2013 and 2012
(Dollar amounts in thousands)

The Company owed $2,272 and $0 to Armstrong as of December 31, 2013 and 2012, respectively, which is included in accounts payable to affiliates. Armstrong owed the Company $952 and $2,553 for purchases of product as of the same periods, respectively. The Company owed $515 and $752 to Worthington as of December 31, 2013 and 2012, respectively, which are included in accounts payable to affiliates.

Worthington provides certain administrative processing services, steel processing services, and insurance-related coverages to the Company for which it receives reimbursement.

	2013	2012	2011
Administrative services by Worthington	$425	464	464
Insurance-related coverage net of
premiums by Worthington	648	647	509
Steel processing services by Worthington	1,649	1,590	1,626

(15)	Legal Proceedings

The Company is involved in various claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company’s consolidated financial position, results of operations, or liquidity.

(16)	Business and Credit Concentrations

Approximately 16% and 15% of net sales were to the Company’s largest third-party customer for 2013 and 2012, respectively. The Company’s ten largest third-party customers accounted for approximately 50% and 42% of the Company’s net sales for 2013 and 2012, respectively, and approximately 46% and 40% of the Company’s accounts receivable balances at December 31, 2013 and 2012, respectively. See note 13 for sales to and amounts owed to the Company from Armstrong.

(17)	Subsequent Events

Management has evaluated subsequent events through the date the annual consolidated financial statements were available to be issued, February 17, 2014.